As filed with the Securities and Exchange Commission on January 5, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

VENTYX BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-2996852
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

662 Encinitas Blvd, Suite 250

Encinitas, CA 92024

(760) 593-4832

(Address of principal executive offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Raju Mohan, PhD

Chief Executive Officer

Ventyx Biosciences, Inc.

662 Encinitas Blvd, Suite 250

Encinitas, CA 92024

(Name and address of agent for service)

(760) 593-4832

(Telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters

Robert L. Wernli, Jr.

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

(858) 350-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” or “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Ventyx Biosciences, Inc. (the “Registrant”) for the purpose of registering (i) 2,851,292 shares of common stock of the Registrant, par value $0.0001 per share (“Common Stock”) reserved for issuance pursuant to future awards under the Registrant’s 2021 Equity Incentive Plan (the “2021 Plan”) as a result of the annual evergreen increase under the 2021 Plan and (ii) 570,258 shares of Common Stock reserved for issuance pursuant to future awards under the Registrant’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) as a result of the annual evergreen increase under the 2021 ESPP. In accordance with Section E of the General Instructions to Form S-8, the contents of the registration statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) relating to the 2021 Plan and 2021 ESPP on October 21, 2021 (File No. 333-260416) is incorporated by reference herein. In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on March 24, 2022 (the “Annual Report”) pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(2) All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report (other than the portions of these documents not deemed to be filed); and

(3) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-40928) filed with the Commission on October 18, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.2	Specimen common stock certificate of the Registrant	S-1/A	333-259891	4.2	October 15, 2021

10.1	2021 Equity Incentive Plan, as amended, and forms of agreement thereunder	10-Q	001-40928	10.2	November 18, 2021

10.2	2021 Employee Stock Purchase Plan	S-1/A	333-259891	10.4	October 15, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1*	Power of Attorney (contained on signature page hereto)

107*	Filing Fee Table

*Filed herewith.

Item 9. Undertakings.

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table attached as Exhibit 107 to the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Encinitas, State of California, on January 5, 2023.

VENTYX BIOSCIENCES, INC.

By:	/s/ Raju Mohan
Raju Mohan, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raju Mohan, Ph.D. and Martin Auster, M.D., and each of them, as such individual’s true and lawful attorney in fact and agent with full power of substitution, for such individual in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney in fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact, proxy and agent, or the individual’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Raju Mohan Raju Mohan, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	January 5, 2023

/s/ Martin Auster Martin Auster, M.D.	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 5, 2023

/s/ Sheila Gujrathi Sheila Gujrathi, M.D.	Executive Chairperson	January 5, 2023

/s/ Jigar Choksey Jigar Choksey, M.B.A.	Director	January 5, 2023

/s/ Richard Gaster Richard Gaster, M.D., Ph.D.	Director	January 5, 2023

/s/ Aaron Royston Aaron Royston, M.D., M.B.A.	Director	January 5, 2023

/s/ Somasundaram Subramaniam Somasundaram Subramaniam, M.B.A.	Director	January 5, 2023

/s/ William White William White, J.D., M.P.P.	Director	January 5, 2023